UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 17, 2012

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 17, 2012, The Goldman Sachs Group, Inc. (Group Inc. and, together with its consolidated subsidiaries, the firm) reported its earnings for its second quarter ended June 30, 2012. A copy of Group Inc.’s press release containing this information is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Group Inc. under the Securities Act of 1933 or the Exchange Act.

Item 8.01 Other Events.

On July 17, 2012, Group Inc. reported net revenues of $6.63 billion and net earnings of $962 million for the second quarter ended June 30, 2012. Diluted earnings per common share were $1.78 compared with $1.85 for the second quarter of 2011 and $3.92 for the first quarter of 2012. Annualized return on average common shareholders’ equity (ROE) (1) was 5.4% for the second quarter of 2012 and 8.8% for the first half of 2012.

Net Revenues

Investment Banking

Net revenues in Investment Banking were $1.20 billion, 17% lower than the second quarter of 2011 and 4% higher than the first quarter of 2012. Net revenues in Financial Advisory were $469 million, 26% lower than the second quarter of 2011, reflecting a decline in industry-wide completed mergers and acquisitions. Net revenues in the firm’s Underwriting business were $734 million, 9% lower than the second quarter of 2011. Net revenues in equity underwriting were significantly lower compared with the second quarter of 2011, principally due to a decline in industry-wide activity. Net revenues in debt underwriting were higher compared with the second quarter of 2011, reflecting higher net revenues from investment-grade and commercial mortgage-related activity, partially offset by lower net revenues from leveraged finance activity. The firm’s investment banking transaction backlog increased compared with the end of the first quarter of 2012. (2)

Institutional Client Services

Net revenues in Institutional Client Services were $3.89 billion, 11% higher than the second quarter of 2011 and 32% lower than the first quarter of 2012.

Net revenues in Fixed Income, Currency and Commodities Client Execution were $2.19 billion, 37% higher than the second quarter of 2011, reflecting higher net revenues in mortgages and commodities compared with difficult market-making conditions during the second quarter of 2011. During the second quarter of 2012, Fixed Income, Currency and Commodities Client Execution operated in a challenging environment reflecting broad market concerns and uncertainty, which resulted in generally wider credit spreads and lower activity levels compared with the first quarter of 2012.

Net revenues in Equities were $1.70 billion, 12% lower than the second quarter of 2011, primarily due to lower net revenues in equities client execution, reflecting significantly lower net revenues in derivatives. In addition, commissions and fees were lower compared with the second quarter of 2011, generally consistent with broader market activity. Securities services net revenues were lower compared with the second quarter of 2011, reflecting the impact of slightly lower average customer balances. During the second quarter of 2012, Equities operated in an environment characterized by a decrease in global equity prices and higher volatility levels compared with the first quarter of 2012.

The net gain attributable to the impact of changes in the firm’s own credit spreads on borrowings for which the fair value option was elected was not material for the second quarter of 2012.

Investing & Lending

Net revenues in Investing & Lending were $203 million for the second quarter of 2012. Investing & Lending net revenues were negatively impacted by a decrease in global equity prices and generally wider credit spreads. Results for the second quarter of 2012 included a loss of $194 million from the firm’s investment in the ordinary shares of Industrial and Commercial Bank of China Limited (ICBC) and net losses of $112 million from other investments in equities, reflecting losses in public equities, largely offset by gains in private equities. In addition, Investing & Lending included net interest income and net gains of $222 million from debt securities and loans, and other net revenues of $287 million, principally related to the firm’s consolidated investment entities.

Investment Management

Net revenues in Investment Management were $1.33 billion, 5% higher than the second quarter of 2011 and 13% higher than the first quarter of 2012. The increase in net revenues compared with the second quarter of 2011 was due to significantly higher incentive fees, partially offset by lower management and other fees and lower transaction revenues. During the quarter, assets under management increased $12 billion to $836 billion. The increase in assets under management included net inflows of $16 billion (3), primarily in fixed income and money market assets, partially offset by net market depreciation of $4 billion, primarily in equity assets.

Expenses

Operating expenses were $5.21 billion, 8% lower than the second quarter of 2011 and 23% lower than the first quarter of 2012. The firm is in the process of implementing additional expense reduction initiatives.

Compensation and Benefits

The accrual for compensation and benefits expenses (including salaries, estimated year-end discretionary compensation, amortization of equity awards and other items such as benefits) was $2.92 billion for the second quarter of 2012, a 9% decline compared with the second quarter of 2011. The ratio of compensation and benefits to net revenues for the first half of 2012 was 44.0%.

Non-Compensation Expenses

Non-compensation expenses were $2.30 billion, 7% lower than the second quarter of 2011 and 4% lower than the first quarter of 2012. The decrease compared with the second quarter of 2011 primarily reflected decreased levels of business activity and the impact of expense reduction initiatives, partially offset by higher impairment charges related to consolidated investment entities during the second quarter of 2012. The second quarter of 2012 included net provisions for litigation and regulatory proceedings of $67 million.

Provision for Taxes

The effective income tax rate for the first half of 2012 was 33.2%, down slightly from 33.7% for the first quarter of 2012.

Capital

As of June 30, 2012, total capital was $239.85 billion, consisting of $72.86 billion in total shareholders’ equity (common shareholders’ equity of $68.01 billion and preferred stock of $4.85 billion) and $166.99 billion in unsecured long-term borrowings. Book value per common share was $137.00 and tangible book value per common share (4) was $126.12, both approximately 2% higher compared with the end of the first quarter of 2012. Book value and tangible book value per common share are based on common shares outstanding, including restricted stock units granted to employees with no future service requirements, of 496.4 million at period end.

On June 1, 2012, Group Inc. issued 17,500.1 shares of Perpetual Non-Cumulative Preferred Stock, Series E (Series E Preferred Stock), for aggregate proceeds of $1.75 billion.

During the quarter, the firm repurchased 14.3 million shares of its common stock at an average cost per share of $104.81, for a total cost of $1.50 billion. The remaining share authorization under the firm’s existing repurchase program is 46.0 million shares. (5)

Under the regulatory capital guidelines currently applicable to bank holding companies (Basel 1), the firm’s Tier 1 capital ratio (6) was 15.0% and the firm’s Tier 1 common ratio (7) was 13.1% as of June 30, 2012, both up slightly compared with March 31, 2012.

Other Balance Sheet and Liquidity Metrics

•	Total assets (8) were $949 billion as of June 30, 2012, compared with $951 billion as of March 31, 2012.

•	Level 3 assets (8) were $47 billion as of June 30, 2012, compared with $48 billion as of March 31, 2012 and represented 4.9% of total assets.

•

The firm’s global core excess liquidity (9) was $175 billion as of June 30, 2012 and averaged $174 billion for the second quarter of 2012, compared with an average of $167 billion for the first quarter of 2012.

Dividends

Group Inc. declared a dividend of $0.46 per common share to be paid on September 27, 2012 to common shareholders of record on August 30, 2012. The firm declared dividends of $239.58, $387.50, $255.56 and $255.56 per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively (represented by depositary shares, each representing a 1/1,000th interest in a share of preferred stock), to be paid on August 10, 2012 to preferred shareholders of record on July 26, 2012. In addition, the firm declared a dividend of $1,055.56 per share of Series E Preferred Stock to be paid on September 4, 2012 to preferred shareholders of record on August 20, 2012.

Cautionary Note Regarding Forward-Looking Statements

This Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the firm’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2011.

Certain of the information regarding the firm’s capital ratios, risk-weighted assets, total assets, level 3 assets and global core excess liquidity consist of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements.

Statements about the firm’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that the terms of these transactions may be modified or that they may not be completed at all; therefore, the net revenues, if any, that the firm actually earns from these transactions may differ, possibly materially, from those currently expected. Important factors that could result in a modification of the terms of a transaction or a transaction not being completed include, in the case of underwriting transactions, a decline or continued weakness in general economic conditions, outbreak of hostilities, volatility in the securities markets generally or an adverse development with respect to the issuer of the securities and, in the case of financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For a discussion of other important factors that could adversely affect the firm’s investment banking transactions, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2011.

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES

SEGMENT NET REVENUES

(UNAUDITED)

$ in millions

	Three Months Ended			% Change From
	June 30, 2012	March 31, 2012	June 30, 2011	March 31, 2012	June 30, 2011
Investment Banking
Financial Advisory	$469	$489	$637	(4)%	(26)%

Equity underwriting	239	255	378	(6)	(37)
Debt underwriting	495	410	433	21	14

Total Underwriting	734	665	811	10	(9)

Total Investment Banking	1,203	1,154	1,448	4	(17)

Institutional Client Services
Fixed Income, Currency and Commodities Client Execution	2,194	3,458	1,599	(37)	37

Equities client execution	510	1,050	623	(51)	(18)
Commissions and fees	776	834	861	(7)	(10)
Securities services	409	367	432	11	(5)

Total Equities	1,695	2,251	1,916	(25)	(12)

Total Institutional Client Services	3,889	5,709	3,515	(32)	11

Investing & Lending
ICBC	(194)	169	(176)	N.M.	N.M.
Equity securities (excluding ICBC)	(112)	891	686	N.M.	N.M.
Debt securities and loans	222	585	200	(62)	11
Other	287	266	334	8	(14)

Total Investing & Lending	203	1,911	1,044	(89)	(81)

Investment Management
Management and other fees	1,019	1,003	1,080	2	(6)
Incentive fees	217	58	63	N.M.	N.M.
Transaction revenues	96	114	131	(16)	(27)

Total Investment Management	1,332	1,175	1,274	13	5

Total net revenues	$6,627	$9,949	$7,281	(33)	(9)

	Six Months Ended		% Change From
	June 30, 2012	June 30, 2011	June 30, 2011
Investment Banking
Financial Advisory	$958	$994	(4)%

Equity underwriting	494	804	(39)
Debt underwriting	905	919	(2)

Total Underwriting	1,399	1,723	(19)

Total Investment Banking	2,357	2,717	(13)

Institutional Client Services
Fixed Income, Currency and Commodities Client Execution	5,652	5,924	(5)

Equities client execution	1,560	1,602	(3)
Commissions and fees	1,610	1,832	(12)
Securities services	776	804	(3)

Total Equities	3,946	4,238	(7)

Total Institutional Client Services	9,598	10,162	(6)

Investing & Lending
ICBC	(25)	140	N.M.
Equity securities (excluding ICBC)	779	1,740	(55)
Debt securities and loans	807	1,224	(34)
Other	553	645	(14)

Total Investing & Lending	2,114	3,749	(44)

Investment Management
Management and other fees	2,022	2,128	(5)
Incentive fees	275	137	101
Transaction revenues	210	282	(26)

Total Investment Management	2,507	2,547	(2)

Total net revenues	$16,576	$19,175	(14)

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(UNAUDITED)

In millions, except per share amounts and total staff

	Three Months Ended			% Change From
	June 30, 2012	March 31, 2012	June 30, 2011	March 31, 2012	June 30, 2011
Revenues
Investment banking	$1,206	$1,160	$1,448	4%	(17)%
Investment management	1,266	1,105	1,188	15	7
Commissions and fees	799	860	894	(7)	(11)
Market making	2,097	3,905	1,736	(46)	21
Other principal transactions	169	1,938	602	(91)	(72)

Total non-interest revenues	5,537	8,968	5,868	(38)	(6)

Interest income	3,055	2,833	3,681	8	(17)
Interest expense	1,965	1,852	2,268	6	(13)

Net interest income	1,090	981	1,413	11	(23)

Net revenues, including net interest income	6,627	9,949	7,281	(33)	(9)

Operating expenses
Compensation and benefits	2,915	4,378	3,204	(33)	(9)

Brokerage, clearing, exchange and distribution fees	544	567	615	(4)	(12)
Market development	129	117	183	10	(30)
Communications and technology	202	196	210	3	(4)
Depreciation and amortization	409	433	372	(6)	10
Occupancy	214	212	252	1	(15)
Professional fees	213	234	263	(9)	(19)
Insurance reserves	121	157	117	(23)	3
Other expenses	465	474	453	(2)	3

Total non-compensation expenses	2,297	2,390	2,465	(4)	(7)

Total operating expenses	5,212	6,768	5,669	(23)	(8)

Pre-tax earnings	1,415	3,181	1,612	(56)	(12)
Provision for taxes	453	1,072	525	(58)	(14)

Net earnings	962	2,109	1,087	(54)	(11)

Preferred stock dividends	35	35	35	—	—

Net earnings applicable to common shareholders	$927	$2,074	$1,052	(55)	(12)

Earnings per common share
Basic (10)	$1.83	$4.05	$1.96	(55)%	(7)%
Diluted	1.78	3.92	1.85	(55)	(4)

Average common shares outstanding
Basic	501.5	510.8	531.9	(2)	(6)
Diluted	520.3	529.2	569.5	(2)	(9)

Selected Data
Total staff at period-end (11)	32,300	32,400	35,500	—	(9)

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(UNAUDITED)

In millions, except per share amounts

	Six Months Ended		% Change From
	June 30, 2012	June 30, 2011	June 30, 2011
Revenues
Investment banking	$2,366	$2,717	(13)%
Investment management	2,371	2,362	—
Commissions and fees	1,659	1,913	(13)
Market making	6,002	6,198	(3)
Other principal transactions	2,107	3,214	(34)

Total non-interest revenues	14,505	16,404	(12)

Interest income	5,888	6,788	(13)
Interest expense	3,817	4,017	(5)

Net interest income	2,071	2,771	(25)

Net revenues, including net interest income	16,576	19,175	(14)

Operating expenses
Compensation and benefits	7,293	8,437	(14)

Brokerage, clearing, exchange and distribution fees	1,111	1,235	(10)
Market development	246	362	(32)
Communications and technology	398	408	(2)
Depreciation and amortization	842	962	(12)
Occupancy	426	519	(18)
Professional fees	447	496	(10)
Insurance reserves	278	205	36
Other expenses	939	899	4

Total non-compensation expenses	4,687	5,086	(8)

Total operating expenses	11,980	13,523	(11)

Pre-tax earnings	4,596	5,652	(19)
Provision for taxes	1,525	1,830	(17)

Net earnings	3,071	3,822	(20)

Preferred stock dividends	70	1,862	(96)

Net earnings applicable to common shareholders	$3,001	$1,960	53

Earnings per common share
Basic (10)	$5.90	$3.62	63%
Diluted	5.72	3.40	68

Average common shares outstanding
Basic	506.1	536.2	(6)
Diluted	524.7	576.4	(9)

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA

(UNAUDITED)

Average Daily VaR (12) $ in millions

	Three Months Ended
	June 30, 2012		March 31, 2012	June 30, 2011
Risk Categories
Interest rates	$83		$90	$76
Equity prices	23		29	35
Currency rates	16		15	21
Commodity prices	20		26	39
Diversification effect (12)	(50)		(65)	(70)

Total	$92		$95	$101

Assets Under Management (13) $ in billions

	As of				% Change From
	June 30, 2012		March 31, 2012	June 30, 2011	March 31, 2012	June 30, 2011
Asset Class
Alternative investments	$137		$139	$148	(1)%	(7)%
Equity	127		136	148	(7)	(14)
Fixed income	363		347	352	5	3

Total non-money market assets	627		622	648	1	(3)

Money markets	209		202	196	3	7

Total assets under management	$836		$824	$844	1	(1)

	Three Months Ended
	June 30, 2012		March 31, 2012	June 30, 2011

Balance, beginning of period	$824		$828	$840

Net inflows / (outflows)
Alternative investments	(1)		(4)	(3)
Equity	(2)		(5)	(2)
Fixed income	12		1	7

Total non-money market net inflows / (outflows)	9		(8)	2

Money markets	7		(18)	(5)

Total net inflows / (outflows)	16	(3)	(26)	(3)

Net market appreciation / (depreciation)	(4)		22	7

Balance, end of period	$836		$824	$844

Footnotes

(1)

Annualized ROE is computed by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders’ equity. The table below presents the firm’s average common shareholders’ equity:

Average for the

Unaudited, in millions	Three Months Ended June 30, 2012	Six Months Ended June 30, 2012

Total shareholders’ equity	$71,637	$71,170
Preferred stock	(3,538)	(3,350)

Common shareholders’ equity	$68,099	$67,820

(2)

The firm’s investment banking transaction backlog represents an estimate of the firm’s future net revenues from investment banking transactions where management believes that future revenue realization is more likely than not.

(3)	Includes $17 billion of fixed income asset inflows in connection with the firm’s acquisition of Dwight Asset Management Company LLC.

(4)

Tangible common shareholders’ equity equals total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets. Tangible book value per common share is computed by dividing tangible common shareholders’ equity by the number of common shares outstanding, including restricted stock units granted to employees with no future service requirements. Management believes that tangible common shareholders’ equity and tangible book value per common share are meaningful because they are measures that the firm and investors use to assess capital adequacy. Tangible common shareholders’ equity and tangible book value per common share are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. The table below presents the reconciliation of total shareholders’ equity to tangible common shareholders’ equity:

As of

Unaudited, in millions	June 30, 2012

Total shareholders’ equity	$72,855
Preferred stock	(4,850)

Common shareholders’ equity	68,005
Goodwill and identifiable intangible assets	(5,400)

Tangible common shareholders’ equity	$62,605

(5)

The remaining share authorization represents the shares that may be repurchased under the repurchase program approved by the Board of Directors. As disclosed in “Note 19. Shareholders’ Equity” in Part I, Item 1 “Financial Statements” in the firm’s Quarterly Report on Form 10-Q for the period ended March 31, 2012 (March 31, 2012 Form 10-Q), share repurchases require approval by the Board of Governors of the Federal Reserve System.

(6)

The Tier 1 capital ratio equals Tier 1 capital divided by risk-weighted assets. The firm’s risk-weighted assets under the Board of Governors of the Federal Reserve System capital adequacy regulations currently applicable to bank holding companies (Basel 1) were approximately $429 billion as of June 30, 2012. This ratio represents a preliminary estimate as of the date of this Report on Form 8-K and may be revised in the firm’s Quarterly Report on Form 10-Q for the period ended June 30, 2012 (June 30, 2012 Form 10-Q). For a further discussion of the firm’s capital ratios, see “Equity Capital” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s March 31, 2012 Form 10-Q.

(7)

The Tier 1 common ratio equals Tier 1 common capital divided by risk-weighted assets. As of June 30, 2012, Tier 1 common capital was $56.34 billion, consisting of Tier 1 capital of $64.44 billion less preferred stock of $4.85 billion and junior subordinated debt issued to trusts of $3.25 billion. Management believes that the Tier 1 common ratio is meaningful because it is one of the measures that the firm and investors use to assess capital adequacy. The Tier 1 common ratio is a non-GAAP measure and may not be comparable to similar non-GAAP measures used by other companies. This ratio represents a preliminary estimate as of the date of this Report on Form 8-K and may be revised in the firm’s June 30, 2012 Form 10-Q. For a further discussion of the firm’s capital ratios, see “Equity Capital” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s March 31, 2012 Form 10-Q.

(8)	This amount represents a preliminary estimate as of the date of this Report on Form 8-K and may be revised in the firm’s June 30, 2012 Form 10-Q.

(9)

The firm’s global core excess represents a pool of excess liquidity consisting of unencumbered, highly liquid securities and cash. These amounts represent preliminary estimates as of the date of this Report on Form 8-K and may be revised in the firm’s June 30, 2012 Form 10-Q. For a further discussion of the firm’s global core excess liquidity pool, see “Liquidity Risk Management” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s March 31, 2012 Form 10-Q.

(10)

Unvested share-based payment awards that have non-forfeitable rights to dividends or dividend equivalents are treated as a separate class of securities in calculating earnings per common share. The impact of applying this methodology was a reduction in basic earnings per common share of $0.02, $0.01 and $0.02 for the three months ended June 30, 2012, March 31, 2012 and June 30, 2011, respectively, and $0.03 and $0.04 for the six months ended June 30, 2012 and June 30, 2011, respectively.

(11)	Includes employees, consultants and temporary staff.

(12)

VaR is the potential loss in value of the firm’s inventory positions due to adverse market movements over a one-day time horizon with a 95% confidence level. Diversification effect equals the difference between total VaR and the sum of the VaRs for the four risk categories. For a further discussion of VaR and the diversification effect, see “Market Risk Management” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s March 31, 2012 Form 10-Q.

(13)	Assets under management include client assets where the firm earns a fee for managing assets on a discretionary basis.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished as part of this Report on Form 8-K:

99.1	Press release of Group Inc. dated July 17, 2012 containing financial information for its second quarter ended June 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)

Date: July 17, 2012	By:	/s/ David A. Viniar
		Name:	David A. Viniar
		Title:	Chief Financial Officer